UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 26, 2007

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

As a listed Company on the New York Stock Exchange (NYSE), Franklin Covey Co. (the Company) prepares and files an annual written affirmation and certification by the Chief Executive Officer of the Company as set forth in Section 303A.12(a) of the NYSE Listed Company Manual.

The annual written affirmation and CEO certification made following the annual meeting held January 20, 2006 was made to the NYSE in a timely fashion on March 27, 2006.  However, the NYSE requires that the CEO certification and any qualifications be disclosed to shareholders in the subsequent annual report or Form 10-K filing with the Securities and Exchange Commission.  The Company inadvertently omitted that disclosure in its annual report and Form 10-K filing for the fiscal year ended August 31, 2006 and was notified by the NYSE about that omission on April 26, 2007.

This 8-K filing notifies shareholders that the Chief Executive Officer did file, without qualification, the required annual written affirmation and certification to the NYSE.  This 8-K filing also satisfies the requirement to notify shareholders and properly cures the deficiency notification sent by the NYSE to keep the Company in compliance with the continued listing standards of the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	May 1, 2007	By:	/s/ STEPHEN D. YOUNG
Stephen D. Young
Chief Financial Officer